Exhibit 10.1

Execution Version

AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED

CONFIDENTIALITY, NON-SOLICITATION and NON-COMPETITION AGREEMENT

THIS AMENDMENT NO. 2 (this “Amendment”), is dated as of October 7, 2019 (the “Effective Date”) and amends that certain Second Amended and Restated Confidentiality, Non-Solicitation and Non-Competition Agreement (the “Agreement”) dated effective as of March 1, 2017, as amended November 12, 2018, between Donald M. Jenkins (“Employee”) and EQT Corporation, a Pennsylvania corporation (the “Company”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

RECITALS

WHEREAS, the Company and Employee previously entered into the Agreement;

WHEREAS, pursuant to Section 15 of the Agreement, the Agreement may be amended or waived only with the prior written consent of the Company and Employee; and

WHEREAS, the Company and Employee desire to amend the Agreement as set forth herein, effective as of the Effective Date.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.             The definition of “Good Reason” shall be amended by adding the following to the conclusion of the definition:

“The Company agrees and acknowledges that as of the Effective Date of this Amendment, Employee has experienced a Good Reason triggering event due to a significant diminution in Employee’s job responsibilities, duties or authority. Notwithstanding anything to the contrary contained within this Agreement, the Company agrees Employee may resign for this Good Reason event (i.e., the significant diminution in Employee’s job responsibilities, duties or authority that has occurred as of the Effective Date of this Amendment) at any time through and including April 30, 2020 by providing the Company with no less than thirty (30) days’ advance written notice of such resignation, and that any resignation during that period will be treated as a termination for Good Reason for purposes of this Agreement; provided, however, that the accelerated vesting and other benefits offered to employee pursuant to Sections 3(e), 3(f), and 3(g) of the Agreement shall apply only to equity or equity-based awards outstanding as of September 20, 2019 and not to any such awards granted thereafter; further provided, however, that Employee may resign for other Good Reason events (as defined in Section 3 of this Agreement) at any future time (including after April 2020) pursuant to, and in accordance with, the terms and timing of this Agreement (without regard to this Amendment), including in the event of another significant diminution of responsibilities, duties or authority.”

2.             This Amendment shall only serve to amend and modify the Agreement to the extent specifically provided herein. All terms, conditions, provisions and references of and to the Agreement which are not specifically modified, amended and/or waived herein shall remain in full force and effect and shall not be altered by any provisions herein contained. All prior agreements, promises, negotiations and representations, either oral or written, relating to the subject matter of this Amendment not expressly set forth in this Amendment are of no force or effect.

3.             This Amendment shall not be amended, modified or supplemented except by a written instrument signed by the parties hereto. The failure of a party to insist on strict adherence to any term of this Amendment on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Amendment. No waiver of any provision of this Amendment shall be construed as a waiver of any other provision of this Amendment. Any waiver must be in writing.

4.             This Amendment shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Employee, and the successors and assigns of the Company.

5.             This Amendment may be executed and delivered (including by facsimile, “pdf” or other electronic transmission) in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

EQT CORPORATION

By:	/s/ William E. Jordan

Name:	William E. Jordan

Title:	Executive Vice President and General Counsel

Date:	October 7, 2019

DONALD M. JENKINS

/s/ Donald M. Jenkins

Date:	October 7, 2019